Exhibit 99.1

Uranium Royalty Reports Results for the First Quarter of Fiscal Year 2027

Lakewood, Colorado – September 14, 2026 – Uranium Royalty Corp. (NASDAQ: UROY) (“UROY” or the “Company”) is pleased to announce the filing of its operating and financial results for the three months ended July 31, 2026.

First Quarter Financial Highlights

●	The Company sold 593,255 pounds (lbs) of U3O8, generating revenue of $51.0 million at an average realized price of approximately $86.00/lb. This was slightly above the average of the UxC Historical Ux Daily Prices published from May 1 through July 31, 2026, of $85.45/lb. The related cost of sales was $34.1 million, or approximately $57.40/lb. The proceeds from these sales were used, in part, to finance the Company’s Sweetwater acquisition in July 2026. This highlights the value of the Company’s physical uranium strategy, demonstrating the ability to monetize holdings to fund accretive transactions and support continued growth.
●	Net income increased by 1530% to $16.3 million for the three months ended July 31, 2026, compared to $1.0 million for the three months ended July 31, 2025.
●	Diluted earnings per share increased by 900% to $0.10 for the three months ended July 31, 2026, compared to $0.01 for the same period in 2025.

First Quarter Operational Highlights

●	Completed landmark Sweetwater transaction, creating a leading diversified royalty platform: The successful completion of the Sweetwater transaction materially enhanced the Company’s scale and long-term cash flow profile. The Company now holds one of the largest land positions in the U.S., positioning it to accelerate uranium-focused growth, while unlocking long-term optionality across critical minerals, energy and industrial development.
●	Operator momentum supports uranium royalty portfolio outlook: Key counterparties have largely maintained production guidance across core assets. Cameco Corporation (“Cameco”) reiterated its 2026 production guidance at both Cigar Lake (17.5-18.0 million lbs, unchanged despite temporary disruptions) and McArthur River/Key Lake (14.0-16.5 million lbs, maintained), while Paladin Energy Ltd. (“Paladin”) announced that Langer Heinrich exceeded its production guidance for its fiscal year 2026 (4.82 million lbs vs guidance of 4.5-4.8 million lbs) and outlined further growth into 2027.(1) Collectively, this underscores the resilient operating performance and expected positive growth for the Company’s portfolio.
●	Soda ash production underpinned by low-cost operator positioning: Operators across the Company’s Wyoming-based soda ash assets continue to demonstrate resilient performance and expansion potential. While the global soda ash industry continues to face macro headwinds, the Company’s royalty portfolio is concentrated with operators positioned at the lower end of the global cost curve. As a result, production across the Company’s assets has remained relatively stable, with cost advantages supporting continued operations and planned expansions.

●	Unlocking additional value from Sweetwater land holdings: Approximately 38,000 acres were leased, with active exploration work being conducted to assess oil and gas potential. Acreage is located near established oil and gas production. UROY’s total land position (surface and minerals) exceeds 5.3 million acres, making the Company the largest landowner in Wyoming and the second largest publicly traded landowner in the United States. The scale and location of these holdings provide meaningful long-term potential to unlock additional value through oil and gas, critical minerals and other development opportunities.

Scott Melbye, Chief Executive Officer of the Company, stated:

“The successful completion of the Sweetwater transaction marked a defining milestone for the Company, transforming us into the largest American publicly traded non-precious metal royalty and streaming platform with a strong long-term cash flow profile and one of the largest strategic land positions in the United States.

At the same time, we remain the only uranium-focused royalty company. By monetizing physical uranium at a realized price above the market average, we funded the Sweetwater acquisition while delivering record net income of $16.3 million, and our uranium royalty counterparties, including Cameco at McArthur River and Cigar Lake, have largely maintained production guidance, reinforcing the stability and visibility of our core portfolio.

Across our soda ash assets, all in Wyoming, our exposure to operators at the lower end of the global cost curve continues to underpin resilient production and durable cash flow from domestic industrial supply chains.

Our land position adds further optionality. The lease of approximately 38,000 acres prospective for oil and gas development is a first example of the value these holdings can unlock across critical minerals and energy.

We believe this combination of long-term cash flow, high-quality counterparties and strategic land provides a strong foundation for sustained growth and value creation.”

This news release should be read in conjunction with the Company’s unaudited condensed consolidated financial statements and management’s discussion and analysis for the three months ended July 31, 2026, which are included in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission. These documents are available under the Company’s profile at www.sec.gov and on the Company’s website at www.UraniumRoyalty.com. All amounts are expressed in U.S. dollars unless otherwise noted.

Note:

1.	See Cameco news release dated July 31, 2026 and Paladin Stock Exchange Announcement dated August 26, 2026

About Uranium Royalty Corp.

Uranium Royalty Corp. (NASDAQ: UROY) is the largest U.S. non-precious metal royalty and streaming platform with exposure to uranium, energy and industrial supply chains. UROY provides investors with uranium commodity price exposure through strategic acquisitions in uranium interests, including royalties, streams, debt and equity in uranium companies, as well as through the trading of physical uranium. Through a transformational combination with Sweetwater Royalties in 2026, UROY substantially expanded and diversified its asset base, including interests in trona assets. UROY is also the second largest public company landowner in the U.S. and the largest landowner in Wyoming, providing significant long-term optionality across uranium, critical minerals, energy and other development opportunities.

For further information:

Investor Relations:

Toll Free: 1.855.396.8222

Email: info@uraniumroyalty.com

Website: www.UraniumRoyalty.com

Corporate Office: 141 Union Blvd, Suite #310, Lakewood, CO 80228

Phone: 604.396.8222

Notice to Investors

For further information regarding the project updates regarding the mining properties underlying the Company’s royalty interests, please refer to the disclosures of the operators thereof, including those referenced herein and the other disclosures of such operators. Certain information provided herein regarding the projects underlying the Company’s royalty and other interests, including information about expected production and other property developments, was provided to the Company by the operators of those properties or is publicly available information filed by these operators. The Company has not verified, and is not in a position to verify, and expressly disclaims any responsibility for the accuracy, completeness, or fairness of, this third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.

Forward-Looking Statements

Certain statements in this news release may constitute “forward-looking information” within the meaning of Canadian securities legislation and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking statements”). Forward-looking statements include statements that address or discuss activities, events or developments that the Company expects or anticipates may occur in the future. Forward-looking statements include, but are not limited to, statements with respect to expectations and plans announced by operators of the Company’s royalty and other interests, the anticipated benefits of the Sweetwater transaction, the Company’s business plans and its expectations regarding its business. When used in this news release, words such as “estimates”, “expects”, “plans”, “anticipates”, “will”, “believes”, “intends” “should”, “could”, “may” and other similar terminology are intended to identify such forward-looking information. Statements constituting forward-looking information reflect the current expectations and beliefs of the Company’s management. These statements involve significant uncertainties, known and unknown risks, uncertainties and other factors and, therefore, actual results, performance or achievements of the Company and its industry may be materially different from those implied by such forward-looking statements. They should not be read as a guarantee of future performance or results and will not necessarily be an accurate indication of whether or not such results will be achieved. A number of factors could cause actual results to differ materially from such forward- looking information, including, without limitation, risks inherent to royalty companies, market conditions, share price, uranium price volatility and risks related to the operators of the projects underlying the Company’s existing and proposed interests and those other risks described in filings of the Company with Canadian securities regulators and the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. These risks, as well as others, could cause actual results and events to vary significantly. Accordingly, readers should exercise caution in relying upon forward-looking information and the Company undertakes no obligation to publicly revise them to reflect subsequent events or circumstances, except as required by law.